UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015
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NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)
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Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 265-7348

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 22, 2015, National Retail Properties, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to the Company's stockholders for a vote included (a) the election of nine directors, (b) an advisory vote on executive compensation and (c) the ratification of the selection of the Company's independent registered public accounting firm for 2015. The results of such votes are set forth herein.
Proposal 1: Election of Directors
The nine nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The tabulation of votes was as follows:

Nominee	For	Abstain	Broker Non-Votes

Don DeFosset	104,437,639	1,476,843	17,212,779
David M. Fick	105,326,339	588,143	17,212,779
Edward J. Fritsch	105,337,236	577,246	17,212,779
Kevin B. Habicht	97,318,218	8,596,264	17,212,779
Richard B. Jennings	104,848,044	1,066,438	17,212,779
Ted B. Lanier	104,757,490	1,156,992	17,212,779
Robert C. Legler	104,831,493	1,082,989	17,212,779
Craig Macnab	100,933,576	4,980,906	17,212,779
Robert Martinez	104,802,467	1,112,015	17,212,779
There were no votes against the nominees with respect to Proposal 1.
Proposal 2: An advisory vote on executive compensation
The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as set forth below:

For	Against	Abstain	Broker Non-Votes
101,634,402	3,609,064	671,016	17,212,779
Proposal 3: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified as set forth below:

For	Against	Abstain
122,558,973	381,552	186,736
There were no broker non-votes with respect to Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:    /s/ Kevin B. Habicht
Name:    Kevin B. Habicht
Title:    Executive Vice President,
Chief Financial Officer,
Assistant Secretary, and Treasurer

Dated: May 29, 2015